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                                                                   EXHIBIT 9(a)
                       ADMINISTRATIVE SERVICES AGREEMENT

        THIS AGREEMENT is made as of the 23rd day of October, 1995 by and between OLD MUTUAL SOUTH AFRICA EQUITY TRUST, a Massachusetts common law trust (the "FUND"), and STATE STREET CAYMAN TRUST COMPANY, LTD., a Cayman Islands trust company (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

        WHEREAS, the Fund desires to retain the Administrative Agent to perform certain accounting, registrar, transfer agency and administrative services and the Administrative Agent is willing to perform such services upon the terms and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.      APPOINTMENT AS ADMINISTRATIVE AGENT.

        The Fund hereby appoints the Administrative Agent to act as registrar, transfer agent and accounting and administrative agent for the Fund, and the Administrative Agent hereby accepts such appointment, in each case upon the terms and conditions set forth below and subject to the control, supervision and direction of the Fund and the review and comment by the Fund's auditors and legal counsel.

Section 2.      DELIVERY OF DOCUMENTS.

        The Fund shall promptly deliver to the Administrative Agent certified copies of each of the following documents and all future amendments and supplements thereto, if any:

        (a) The Declaration of Trust and by-laws of the Fund (as the same may be amended or supplemented from time to time, the "Charter Documents");

        (b) The Fund's currently effective Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act") (as the same may be amended or supplemented from time to time, the "Registration Statement" and together with the Charter Documents, the "Constitutive Documents");

        (c) Certified copies of the resolutions of the Board of Trustees of the Fund (the "Board of Trustees") authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund (a) to give instructions to the
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                Administrative Agent pursuant to this Agreement and (b) to sign checks and pay expenses on behalf of the Fund;

        (d) A copy of the investment advisory agreement between the Fund and its investment adviser; and

        (e) Such other certificates, documents or opinions which the Administrative Agent may, in its reasonable discretion, request in connection with the performance of its duties hereunder.

Section 3.      ACCOUNTING SERVICES.

        The Administrative Agent shall maintain the books of account of the Fund and shall perform the following duties in the manner prescribed by the Constitutive Documents and further in accordance with written procedures adopted by the Fund from time to time:

        (a)     Record general ledger entries;
        (b)     Calculate daily net income;
        (c)     Reconcile activity to the trial balance;
        (d)     Calculate book capital account balances;
        (e)     Calculate and publish daily net asset value; and
        (f)     Prepare account balances.

        The Fund shall provide timely prior written notice to the Administrative Agent of any modification in the manner in which such calculations are to be performed. For purposes of calculating the net asset value of the Fund, the Administrative Agent shall value the Fund's portfolio securities utilizing prices obtained from sources designated by the Fund on the Price Source Authorization form attached hereto as Exhibit A, as the same may be amended by the Fund and the Administrative Agent from time to time, or otherwise designed by means of Proper Instructions (as such term is defined in Section 9 below) (collectively, the "Authorized Price Sources"). The Administrative Agent shall not be responsible for any revisions to the methods of calculation prescribed by the Constitutive Documents or the Fund unless and until such revisions are communicated in writing to the Administrative Agent.

Section 4.      REGISTRAR AND TRANSFER AGENCY SERVICES.

        The Administrative Agent shall act as registrar and transfer agent for the beneficial interests (the "Beneficial Interests") of the Fund as may be authorized and issued from time to time, as dividend disbursing agent, and as relevant agent in connection with accumulation, open account or similar plans, including without limitation any periodic investment plan or periodic withdrawal program, in each case in accordance with the provisions of the

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Constitutive Documents and further in accordance with written procedures adopted by the Fund from time to time.

        In the foregoing capacity, the Administrative Agent shall perform the following services:

        (a) In accordance with procedures set forth in the Constitutive Documents and established from time to time by agreement between the Fund and the Administrative Agent, the Administrative Agent shall:

                (i) Receive for acceptance, orders for the purchase of Beneficial Interests authorized pursuant to the Charter Documents of the Fund and promptly deliver payment and appropriate documentation therefor to the entity acting as custodian of the Fund from time to time (the "Custodian");

                (ii) Pursuant to purchase orders, issue and increase Beneficial Interests and hold such Beneficial Interests in the appropriate Interestholder account;

                (iii) Receive for acceptance redemption and decrease requests and redemption decrease directions and deliver the appropriate documentation therefor to the Custodian;

                (iv)    In respect to the transactions in items (i), (ii) and
                        (iii) above, the Administrative Agent shall be authorized to execute such transactions directly with Interestholders and with broker-dealers acting on behalf of the Fund or a placement agent or distributor who shall thereby be deemed to be acting on behalf of the Fund;

                (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption or decrease, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Interestholders;

                (vi) Subject to the Charter Documents of the Fund, effect transfers of Beneficial Interests by the registered owners thereof upon receipt of appropriate instructions;

                (vii) Prepare and transmit payments for distributions declared by the Fund;

                (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt of indemnification satisfactory to the Administrative Agent and protecting the Administrative Agent and the Fund, and, at its option, issue replacement certificates in place of

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                        mutilated stock certificates upon presentation thereof
                        and without such indemnity;

                (ix) Maintain records of account for and advise the Fund and its Interestholders as to the foregoing; and

                (x) Maintain the Register of Interestholders of the Fund in accordance with applicable law and the Charter Documents of the Fund; record issuances, increases, decreases and redemptions of Beneficial Interests of the Fund and maintain a record of the total number of Beneficial Interests of the Fund which are authorized (based upon data provided to it by the Fund) and issued and outstanding and the percentage interests of the Fund represented by such Beneficial Interests. The Administrative Agent shall also provide the Fund and its designated agents on a regular basis with a record of the total number of Beneficial Interests which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Beneficial Interests, to monitor the issuance of such Beneficial Interests or to take cognizance of any laws relating to the issue or sale of such Beneficial Interests, which functions shall be the sole responsibility of the Fund.

        (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Administrative Agent shall: perform the customary services of a transfer agent, dividend disbursing agent, and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Interestholder accounts, preparing Interestholder meeting lists, mailing proxies, mailing Interestholder reports to current Interestholders and prospective investors, preparing and mailing confirmation forms and statements of account to Interestholders for all purchases and redemptions of Beneficial Interests and other confirmable transactions in Interestholder accounts, preparing and mailing activity statements for Interestholders, and providing Interestholder account information. All proxies, reports, confirmation forms, statements of account, activity statements and other materials will be mailed by the Administrative Agent from locations outside of The United States of America (the "U.S.").

        The Administrative Agent shall provide such additional transfer agency services on behalf of the Fund as may be agreed upon in writing from time to time by the Fund and the Administrative Agent.

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Section 5.      GENERAL ADMINISTRATIVE SERVICES.

        The Administrative Agent shall provide all administrative services necessary or convenient for the efficient conduct of the Fund as may be agreed upon from time to time (excluding services provided by the Fund's investment adviser, Custodian, legal counsel or independent accountants) in each case in accordance with procedures established by the Fund and the Administrative Agent, including, without limitation, the following services:

        (a) Oversee the publication of the Fund's net asset value in accordance with the policy of the Fund as adopted from time to time by the Board of Trustees;

        (b) Oversee the maintenance by the Custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

        (c) Prepare the Fund's U.S. federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund's treasurer;

        (d) Prepare the Fund's expense budget and submit for approval by officers of the Fund and arrange for payment of the Fund's expenses;

        (e) Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Fund Interestholders, and arrange for the printing and dissemination of such reports and communications to Interestholders;

        (f) Prepare for review by an officer of and legal counsel for the Fund the periodic financial reports required to be filed by the Fund with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

        (g) Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, Custodian, legal counsel or independent accountants;

        (h) Make such reports and recommendations to the Board of Trustees concerning the performance of the independent accountants as the Board may reasonably request;

        (i) Make such reports and recommendations to the Board of Trustees concerning the performance and fees of the Fund's Custodian as the Board may reasonably request or deems appropriate;

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        (j)     Oversee and review calculations of fees paid to the Fund's investment adviser and Custodian;

        (k) Consult with the Fund's officers, independent accountants, legal counsel and Custodian in establishing the accounting policies of the Fund;

        (l) Review implementation of any dividend reinvestment programs authorized by the Board of Trustees;

        (m) Respond to, or refer to the Fund's officers, Interestholder inquiries relating to the Fund;

        (n) Provide such periodic testing of portfolios as may be mutually agreed upon to assist the Fund's investment adviser in complying with the mandatory qualification requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the require-ments of the 1940 Act;

        (o) Perform the functions specified in such compliance procedures memorandum as may be mutually agreed upon from time to time by the Administrative Agent and the Fund; and

        (p) Prepare materials for Board of Trustees meetings and make presentations where appropriate.

Section 6.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS.

        The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

        The Administrative Agent shall create and maintain all records relating to the services provided hereunder in a manner which shall meet the obligations of the Fund under the Constitutive Documents and applicable law. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Administrative Agent be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the regulatory agencies having jurisdiction over the Fund. The Administrative Agent shall preserve the records required to be maintained hereunder for the period required by law unless such records are earlier sur-rendered in connection with the termination of this Agreement or otherwise upon written request.


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Section 7.      APPOINTMENT OF AGENTS.

        The Administrative Agent may at its own expense employ agents in the performance of its duties and the exercise of its rights under this Agreement, provided that the employment of such agents shall not reduce the Administrative Agent's obligations or liabilities hereunder. The Fund acknowledges that certain duties of the Administrative Agent will be performed by certain affiliates and agents of the Administrative Agent in Toronto, Canada.

Section 8.      PROVISION OF INFORMATION.

        The Fund shall provide, or shall cause a third party to provide, certain data to the Administrative Agent as a condition to the Administrative Agent's obligations under Section 3 above. The data required to be provided pursuant to this Section is set forth on Schedule A hereto, which schedule may be separately amended or supplemented by agreement between the Fund and the Administrative Agent from time to time.

        The Administrative Agent is authorized and instructed to rely upon the information it receives from the Fund or any third party authorized in writing by the Fund (a "Third Party Agent") to provide such information to the Administrative Agent. The Administrative Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by the Fund or any Third Party Agent.

Section 9.      INSTRUCTIONS AND ADVICE.

        The term "Proper Instructions" shall mean instructions received by the Administrative Agent from the Fund or Old Mutual Asset Managers (Bermuda) Limited (the "Investment Adviser") or any person duly authorized by them in writing. Such instructions may be in writing signed by the authorized person or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means as may be agreed upon from time to time by the Administrative Agent and the party giving such instructions (including, without limitation, oral instructions). All oral instructions shall be promptly confirmed in writing. The Fund and the Investment Adviser shall each cause its duly authorized representative to certify to the Administrative Agent in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Administrative Agent shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Fund or the Investment Adviser, as the case may be, to the contrary. The Administrative Agent may rely upon any Proper Instruction reasonably believed by it to be genuine and to have been properly issued by or on behalf of the Fund or the Investment Adviser, as the case may be. The Fund shall give,

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or cause to be given, timely Proper Instructions to the Administrative Agent as necessary in regard to matters affecting its duties under this Agreement.

        At any time, the Administrative Agent may apply to any officer of the Fund for instructions and may consult with its own outside legal counsel or outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Administrative Agent under this Agreement, provided that the Administrative Agent shall obtain the prior approval of the Fund for any expenditure in excess of $5,000 in connection with seeking such advice. The Administrative Agent shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrative Agent shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Administrative Agent any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

Section 10.  STANDARD OF CARE; LIMITATION ON LIABILITY.

        The Administrative Agent shall at all times exercise reasonable care and diligence and act in good faith in the performance of its duties hereunder, provided, however, that the Administrative Agent shall assume no responsibility and shall be without liability for any loss, liability, claim or expense suffered or incurred by the Fund unless caused by its own fraud, willful default, gross negligence or willful misconduct or that of its agents or employees. The Administrative Agent shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 7, shall have no responsibility for the actions or activities of any other party, including other service providers to the Fund. In any event, the Administrative Agent's liability under this Agreement shall be limited to $5,000,000 for any liability or loss suffered by the Fund arising from or in connection with the services rendered by the Administrative Agent pursuant to subsections (a), (b), (c), (e), (f), (n) and (o) of Section 5 hereof, including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company in the U.S. or any liability relating to the Fund's compliance with any applicable tax or securities statute, regulation or ruling of any jurisdiction. The foregoing limitation shall not apply to any liability for losses or damages arising under other sections of this Agreement.

        The Administrative Agent shall exercise reasonable care so that no action is taken or omitted by it under this Agreement which will result in the Fund becoming resident for tax purposes in any jurisdiction where the Administrative Agent performs its duties under this Agreement, provided that the Administrative Agent shall have no responsibility or liability for


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
the Fund becoming resident for tax purposes in any jurisdiction where the Fund or its agents carry out activities.

        Without in any way limiting the generality of the foregoing, the Administrative Agent shall in no event be liable for any loss or damage arising from causes beyond its reasonable control, including, without limitation, delay or cessation of services hereunder or any damages to the Fund resulting therefrom as a result of any work stoppage (except a work stoppage by employees of the Administrative Agent which is not part of a more general labor stoppage), power or other mechanical failure, computer virus, natural disaster, governmental action, communications disruption or other impossibility of performance. The Administrative Agent shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to the Fund's use of the services provided hereunder or the performance of or failure to perform the Administrative Agent's obligations under this Agreement.

        The Fund and any Third Party Agents or Authorized Price Sources from which the Administrative Agent shall receive or obtain certain records, reports and other data included in the accounting services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Administrative Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss or damage suffered by the Fund as a result of the Administrative Agent's reasonable reliance on and utilization of such information, except as otherwise required by the terms of the Price Source Authorization form attached hereto as Exhibit A with respect to the use of data obtained from Authorized Price Sources. The Administrative Agent shall have no responsibility and shall be without liability for any loss or damage caused by the failure of the Fund or any Third Party Agent to provide it with the information required by Section 8 hereof.

        The Administrative Agent shall have no liability and shall be kept indemnified by the Fund against any loss, liability, claim or expense resulting from the offer or sale of Beneficial Interests in violation of any requirement under any applicable securities laws or regulations including, but not limited to, the laws of the U.S.

Section 11.     INDEMNIFICATION.

        The Fund hereby agrees to indemnify and hold harmless the Administrative Agent from and against any loss, liability, claim or expense (including reasonable attorney's fees and disbursements but excluding overhead expenses) suffered or incurred by the Administrative Agent in connection with the performance of its duties hereunder, including, without limitation, any liability or expense suffered or incurred as a result of the acts or omissions of the Fund or any Third Party Agent or Authorized Price Source whose data or services,

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including records, reports and other information, the Administrative Agent must rely upon in performing its duties hereunder or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund; provided, however, that such indemnity shall not apply to any liability or expense occasioned by or resulting from the fraud, willful default, gross negligence or willful misconduct of the Administrative Agent in the performance of its duties hereunder.

        The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Fund elects to assume the defense of any such suit and retain counsel, the Administrative Agent or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Fund shall have specifically authorized the retaining of such counsel or (ii) the Administrative Agent shall have determined in good faith that the retention of such counsel is required as a result of a conflict of interest.

Section 12.  REPRESENTATION AND WARRANTIES OF THE ADMINISTRATIVE AGENT.

        The Administrative Agent represents and warrants to the Fund that:

        (a) It is a Cayman Islands trust company, duly organized, existing and in good standing under the laws of the Cayman Islands;

        (b) It has the corporate power and authority to carry on its business in the Cayman Islands and to perform and observe the terms and conditions of the Agreement;

        (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement. This Agreement has been duly executed on behalf of the Administrative Agent and constitutes its legal, valid and binding agreement enforceable in accordance with its terms; and

        (d) Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrative Agent or any law or regulation applicable to it.

Section 13.  REPRESENTATIONS AND WARRANTIES OF THE FUND.

        The Fund represents and warrants to the Administrative Agent that:

        (a) It is a common law trust, duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;


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

        (b) It has the trust power and authority under applicable laws and by its Charter Documents to enter into and perform this Agreement;

        (c) All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

        (d) It is an investment company which shall be properly registered under the 1940 Act prior to the date of the Initial Closing (as such term is defined in the Registration Statement);

        (e) A registration statement under the 1940 Act with respect to the Fund shall be filed and will be effective and remain effective during the term of this Agreement. The Fund also warrants to the Administrative Agent that all necessary filings, if any, under the securities laws of the jurisdictions in which the Fund offers or sells its Beneficial Interests will have been made and will be current during the term of this Agreement;

        (f) No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement; and

        (g) Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

Section 14.   DATA ACCESS AND PROPRIETARY INFORMATION.

        The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals which may be furnished to the Fund by the Administrative Agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Administrative Agent on data bases under the control and ownership of the Administrative Agent ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Administrative Agent. The Fund agrees to treat all Proprietary Information as proprietary to the Administrative Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

        (a) to access Customer Data solely from locations as may be designated in writing by the Administrative Agent and solely in accordance with the Administrative Agent's applicable user documentation;

        (b) to refrain from copying or duplicating in any way the Proprietary Information, provided, however, that the Fund and the Investment Adviser may copy or duplicate Proprietary Information to the extent incorporated in any computer generated print-out or other written report containing Customer Data for internal use consistent with this Agreement but only to the extent necessary to copy or duplicate such Customer Data;

        (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Administrative Agent in a timely manner of such fact and dispose of such information in accordance with the Administrative Agent's instructions;

        (d) to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Administrative Agent;

        (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties; and

        (f) to honor all reasonable written requests made by the Administrative Agent to protect at the Administrative Agent's expense the rights of the Administrative Agent in Proprietary Information at common law, under U.S. federal copyright law and under other U.S. federal or state law.

        Each party shall take reasonable efforts to advise its employees and agents of their obligations pursuant to this Section 14. The obligations of this Section shall survive any earlier termination of this Agreement.

        Notwithstanding anything in this Section 14 to the contrary, the Fund and the Investment Adviser may disclose Proprietary Information, (i) if and to the extent required to do so by applicable law or pursuant to an order of a court of competent jurisdiction or other governmental agency having appropriate authority, in which case the Fund or the Investment Adviser, as the case may be, shall, to the extent possible, provide the Administrative Agent with timely notice prior to any such disclosure and (ii) if and to the extent such information has become public other than as a result of a breach of this Agreement by the Fund or the Investment Adviser or any officer, director, trustee, employee or agent of either of them.

        The Fund hereby acknowledges that the data and information it may access from the Administrative Agent utilizing the Data Access Services will be unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating the Fund's account and other causes for which the Administrative Agent will not be liable to the Fund.

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
        If the transactions available to the Fund include the ability to originate electronic instructions to the Administrative Agent in order to (i) effect the transfer or movement of cash or Beneficial Interests or (ii) transmit Interestholder information or other information (such transactions constituting a "COEFI"), then in such event the Administrative Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Administrative Agent from time to time.

Section 15.     SUCCESSOR AGENT.

        If a successor Administrative Agent shall be appointed by the Fund, the Administrative Agent shall upon termination of this Agreement deliver to such successor agent at the office of the Administrative Agent all books and records of account of the Fund maintained by the Administrative Agent hereunder. In the event this Agreement is terminated by either party without the appointment of a successor agent, the Administrative Agent shall, upon receipt of Proper Instructions, deliver such properties in accordance with such instructions.

        In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Administrative Agent on or before the effective date of such termination, then the Administrative Agent shall have the right to deliver to a bank or a trust company of its own selection all property of the Fund held by the Administrative Agent hereunder, provided that such bank or trust company is organized and located outside of the U.S. and that it or its direct or indirect parent company has aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $200,000,000. Thereafter, and until a successor administrative agent shall be named by the Fund, such bank or trust company shall be the successor of the Administrative Agent under this Agreement.

Section 16.     TERM OF AGREEMENT.

        This Agreement shall be effective from the date first stated above and shall remain in full force and effect until terminated as hereinafter provided. Either party may, in its discretion, terminate this Agreement for any reason by giving the other party at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing, the Fund may terminate this Agreement with immediate effect by written notice to the Administrative Agent in the event that the Initial Closing is cancelled without postponement to a later date.

Section 17.     FEES AND EXPENSES.

        The Fund agrees to pay the Administrative Agent such reasonable compensation for its services and expenses as may be agreed upon from time to time in a written fee schedule.

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
approved by the Fund and the Administrative Agent. The fees shall be accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrative Agent for its out-of-pocket costs incurred in connection with this Agreement, in accordance with the terms of the written fee schedule.

        The Fund agrees promptly to reimburse the Administrative Agent for any equipment and supplies specially ordered by or for the Fund through the Administrative Agent and for any other expenses not contemplated by this Agreement that the Administrative Agent may incur on the Fund's behalf at the Fund's request or with the Fund's consent.

        The Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrative Agent. Expenses to be borne by the Fund, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, U.S. federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrative Agent under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Administrative Agent; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of Interestholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board of Trustees meetings, including fees and expenses of Board members; the salary and expenses of any officer, trustee or employee of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and Interestholder reports; cost of preparation and filing of the Fund's tax returns, if any, Form N-1A and Form N-SAR, and all notices, registrations and amendments, if any, associated with any applicable U.S. federal and state tax and securities laws; all applicable registration fees and filing fees, if any, required under U.S. federal and state securities laws; fidelity bond and Trustees' and officers' liability insurance; and cost of independent pricing services used in computing the Fund's net asset value.

Section 18.   CONFIDENTIALITY.

        The Administrative Agent agrees on behalf of itself and its employees to treat confidentially all records and other information related to the Fund, except where required to be disclosed by law or where the Administrative Agent has received the prior written consent of the Fund, which consent shall not be unreasonably withheld.

Section 19.  NOTICES.

        All notices shall be in writing and shall be deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender.

If to the Administrative
  Agent:                        STATE STREET CAYMAN TRUST COMPANY, LTD.
                                P.O. Box 2508 GT
                                Grand Cayman, Cayman Islands
                                B.W.I.
                                Attention: Jacqueline Henning
                                Telephone: 809-949-6644
                                Telecopy: 809-949-3181

With a copy to:                 STATE STREET FUND SERVICES TORONTO INC.
                                100 King Street, West
                                Suite 3500
                                Toronto, Ontario M5X 1A9
                                Canada
                                Attention: Mike Larkin
                                Telephone: 416-956-2987
                                Telecopy: 416-956-2900

If to the Fund:                 OLD MUTUAL SOUTH AFRICA EQUITY TRUST
                                Richmond House
                                12 Par-la-Ville Road
                                Hamilton, HM 11
                                Bermuda
                                Attention: J.C.R. Collis
                                Telephone: 809-295-1422
                                Telecopy: 809-295-4720

Section 20.  ASSIGNMENT; SUCCESSORS.

        This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to a party controlling, controlled by, or under common control with such party, provided that any such assignment does not prejudice the tax status or operation of the Fund.

Section 21.  ENTIRE AGREEMENT.

        This Agreement (including all schedules and attachments hereto and the separate written fee schedule) constitutes the entire Agreement between the parties with respect to the subject matter hereof.

Section 22.  AMENDMENTS.

        No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

Section 23.  HEADINGS NOT CONTROLLING.

        Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

Section 24.  SURVIVAL.

        All provisions regarding indemnification, warranty, liability and limits thereon shall survive following the expiration or termination of this Agreement.

Section 25.  SEVERABILITY.

        In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Section 26.  COUNTERPARTS.

        This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

Section 27.  GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard for any choice of law rules that would require application of the laws of another jurisdiction.

Section 28.  LIMITATION ON LIABILITY OF TRUSTEES.

        This Agreement is executed and made by the Trustees of the Fund not individually, but as trustees under the Declaration of Trust of the Fund dated as of September 1, 1995, and the obligations of this Agreement are not binding upon any of such Trustees individually.

                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                       STATE STREET CAYMAN TRUST COMPANY, LTD.

                                       By: K.C. Cuocolo
                                           ------------------------------------
                                           Its: Authorized Signatory



                                       OLD MUTUAL SOUTH AFRICA EQUITY TRUST

                                       By: William Langley
                                           ------------------------------------
                                           Its: Treasurer

                                   EXHIBIT A

                       ADMINISTRATIVE SERVICES AGREEMENT
                                October 23, 1995
                                 by and between
                      OLD MUTUAL SOUTH AFRICA EQUITY TRUST
                                  (the "Fund")
                                      and
                    STATE STREET CAYMAN TRUST COMPANY, LTD.
                          (the "Administrative Agent")


        Pursuant to the terms of the Administrative Services Agreement, the Fund has directed the Administrative Agent to, inter alia, calculate the net asset value of the Fund and to perform certain other accounting services in accordance with the Constitutive Documents of the Fund (as such term is defined therein). The Fund hereby authorizes and instructs the Administrative Agent to utilize the pricing sources specified on the attached forms as sources for securities prices in calculating the net asset value of the Fund and acknowledges and agrees that the Administrative Agent shall have no liability for any incorrect data provided by pricing sources selected by the Fund or otherwise authorized by Proper Instructions (as such term is defined in the Administrative Services Agreement), except as may arise from the Administrative Agent's lack of reasonable care in performing the agreed-upon tolerance checks as to the data furnished and calculating the net asset value of the Fund in accordance with the data furnished and the Administrative Agent's performance of the agreed-upon tolerance checks.

                                        OLD MUTUAL SOUTH AFRICA EQUITY TRUST


                                        By: William Langley
                                            --------------------------------
                                            Title: Treasurer


                                        Date: ______________________________

                      STATE STREET BANK AND TRUST COMPANY

                           PRICE SOURCE AUTHORIZATION

FUND:                                   SIGNATURE:
     ---------------------------------             -----------------------------

------------------------------------------------------------------------------------------------------------------------------

SECURITY        TELEKURS                                            OPTIONS     PRICE      (3)     (2)     (1)       (1)
TYPE              NYSE    NASDAQ                                   REPORTING  AUTHORITY  MANUAL  BACK-UP         TOLERANCE
                  AMEX      BID   MEAN  LS/BID  LS/MEAN  TELEKURS   LS BID     LS/MEAN   QUOTES  SOURCE   INDEX  PERCENTAGE
                --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -----  ----------
I.   LISTED
     EQUITIES

II.  OTC
     EQUITIES

III. FOREIGN
     EQUITIES

IV.  EQUITY
     OPTIONS

V.   FUTURES
     N/A
-----------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS: For each security type, allowed by the Fund prospectus, please indicate the primary price source and a back-up source to be used in calculating Net Asset Value for the Fund identified above. Also, please indicate a published market index and tolerance range (in terms of percent) to be used for reasonability testing. If you do not wish to use a published index please indicate N/A but do not leave blank.

(1) * INDEX/TOLERANCE CHECK: The price movement for a particular security is compared to the index movement. If the security price movement exceeds the index movement by more than the percentage authorized on this form, then the security price will be verified using the back-up source authorized. The index and tolerance information authorized here will be the basis for this reasonability test.

(2) BACK-UP SOURCE: The following sources are available for back-up, price verification and historical price and yield information: Bloomberg, Bridge, Reuters, and Telerate. Please do not leave blank.

(3) MANUAL QUOTES AND PRIVATE PLACEMENTS: Please specify the source for private placements or manual quotes as necessary. See page 3 to list additional information if needed.

                      STATE STREET BANK AND TRUST COMPANY

                           PRICE SOURCE AUTHORIZATION

----------------------------------------------------------------------------------------------------------------------------------
SECURITY TYPE        MERRILL                              INTERACTIVE
                      LYNCH   STANDARD       MULLER          DATA              KENNY             (3)      (2)     (1)      (1)
                     CAPITAL   & POORS        DATA         SERVICES         INFORMATION  IDC/   MANUAL  BACK-UP         TOLERANCE
                     MARKETS    MEAN    BID   MEAN   BID     MEAN      BID    SYSTEMS    EXTEL  QUOTES  QUOTES   INDEX  PERCENTAGE
                     -------  --------  ---  ------  ---  -----------  ---  -----------  -----  ------  -------  -----  ----------
VI.    LISTED BONDS
       IS LAST SALE
       REQUIRED
       WHEN
       AVAILABLE
       YES ___
       NO  ___

VII.   CORPORATE
       BONDS

VIII.  U.S.
       GOVERNMENT
       OBLIGATIONS

IX.    MORTGAGE-
       BACKED
       SECURITIES

X.     MUNICIPAL
       BONDS

XI.    FIXED INCOME
       OPTIONS

XII.   FOREIGN BONDS

----------------------------------------------------------------------------------------------------------------------------------

                      STATE STREET BANK AND TRUST COMPANY

                           PRICE SOURCE AUTHORIZATION

XII. Private Placements and Other Manual Quotes Information

---------------------------------------------------------------------------------------------
                                                               ADDITIONAL INFORMATION:
SECURITY TYPE        ADVISOR        BROKER        OTHER     CONTACT NAME, TELEPHONE NUMBER
-------------        -------        ------        -----     ------------------------------



---------------------------------------------------------------------------------------------


INSTRUCTIONS: For all securities types which require manual quotes, please list the source of the quotes and any additional information needed to obtain these quotes.

                                   SCHEDULE A

REQUIRED INFORMATION                    RESPONSIBLE PARTY

Portfolio Trade Authorizations          Investment Adviser
Currency Transactions                   Investment Adviser
Cash Transaction Report                 Custodian
Portfolio Prices                        Third Party Vendors/Investment Adviser
Exchange Rates                          Third Party Vendors/Investment Adviser
Dividend/Distribution Schedule          Fund
Dividend/Distribution Declaration       Fund
Corporate Actions                       Third Party Vendors/Custodian
Service Provider Fee Schedules          Fund
Authorized Expense Budget               Fund
Amortization Policy                     Fund
Accounting Policy/Complex Investments   Fund
Audit Management Letter                 Auditor
Annual Interestholder Letter            Fund
Annual/Semi-Annual Reports              Fund

                                   SCHEDULE B

                              [Authorized Shares]